                                                                      Exhibit 11

                     SUN TELEVISION AND APPLIANCES, INC.
                   COMPUTATION OF NET LOSS PER COMMON SHARE
        For the Quarter ended November 29, 1997 and November 30, 1996
               (Amounts in thousands, except per share amounts)


                                                                  For the
                                                               Quarter Ended
                                                  -------------------------------------
                                                  November 29, 1997   November 30, 1996
                                                  -----------------   -----------------

Net loss .......................................        $ (6,765)        $ (4,068)
                                                        ========         ========
Common shares outstanding:
     Weighted average ..........................          17,439           17,419

     Dilutive effect of stock option ...........             -                 46
                                                        --------         --------

     Weighted average shares used to calculate
         primary diluted net loss per share ....          17,439           17,465

     Add net additional dilutive effect of stock
         options using period-end market price .             -                -
                                                        --------         --------

     Weighted average shares used to calculate
         fully diluted net loss per share ......          17,439           17,465
                                                        ========         ========

Net loss per share:
     Assuming primary dilution .................        $  (0.39)        $  (0.23)
                                                        ========         ========

     Assuming full dilution ....................        $  (0.39)        $  (0.23)
                                                        ========         ========




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

                     SUN TELEVISION AND APPLIANCES, INC.
                   COMPUTATION OF NET LOSS PER COMMON SHARE
      For the Nine Months ended November 29, 1997 and November 30, 1996
               (Amounts in thousands, except per share amounts)

                                                                 For the
                                                            Nine Months Ended
                                                   ------------------------------------
                                                   November 29, 1997  November 30, 1996
                                                   -----------------  -----------------

Net loss .......................................        $(23,666)        $(11,218)
                                                        ========         ========
Common shares outstanding:
     Weighted average ..........................          17,439           17,396

     Dilutive effect of stock option ...........             -                 55
                                                        --------         --------

     Weighted average shares used to calculate
         primary diluted net loss per share ....          17,439           17,451

     Add net additional dilutive effect of stock
         options using period-end market price .             -                -
                                                        --------         --------

     Weighted average shares used to calculate
         fully diluted net loss per share ......          17,439           17,451
                                                        ========         ========

Net loss per share:
     Assuming primary dilution .................        $  (1.36)        $  (0.64)
                                                        ========         ========

     Assuming full dilution ....................        $  (1.36)        $  (0.64)
                                                        ========         ========





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